UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 31, 2006
(Date of earliest event reported)

LE@P TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-566	65-0769296

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 N. Dixie Highway, Suite 411 Ft. Lauderdale, FL	33334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 771-1772

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information presented in Item 5.02 hereof incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2006, the Company issued a press release regarding the appointment of Dr. Donald J. Ciappenelli to serve as the Company’s Chief Executive Officer and Chairman of its Board of Directors, effective November 1, 2006.

Effective November 1, 2006, Dr. Donald J. Ciappenelli became the Chief Executive Officer of the Company and was appointed as the Chairman of the Board of Directors of the Company. Pursuant to an Employment Agreement dated October 31, 2006 (the “Employment Agreement”), Dr. Ciappenelli will serve the Company in these capacities for a three year term, and is entitled to receive an annual base salary of $280,000 (subject to annual reviews for discretionary increases) and an annual bonus opportunity. For the fiscal years of 2008 and 2007, the Board will determine the amount of annual bonus in its discretion, with a minimum of 1/3 of annual base salary. For 2007, Dr. Ciappenelli will be entitled to receive a $120,000 guaranteed bonus if he (and the Company) achieve certain performance milestones in that year.

The Employment Agreement also provides for the grant of stock options, vesting 1/3 at execution and 1/3 on each of November 1, 2007 and 2008, to purchase common stock of the Company. These options will be exercisable to purchase 4% of the Company’s fully diluted equity as of the date the options were granted (or 2,775,350 shares of common stock), at an exercise price of $0.079 per share. The options are to be granted under the Company’s 2006 Stock Incentive Plan which is subject to stockholder approval at the Company’s next annual meeting. Dr. Ciappenelli will also receive reimbursement of certain job-related expenses and five weeks of paid vacation. Dr. Ciappenelli will also be eligible to participate in the Company’s health, dental, 401(k) plan, life and long-term disability insurance coverage plans.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release is furnished as Exhibit it 99.1 to the Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 31, 2006, by and between Le@P Technology, Inc. and Dr. Donald J. Ciappenelli.

10.2	Nonqualified Stock Option Award Agreement, dated as of October 31, 2006. by and between Le@P Technology, Inc. and Dr. Donald J. Ciappenelli.

10.3	Le@P Technology, Inc. 2006 Stock Incentive Plan, effective October 30, 2006.

99.1	Press Release of Le@P Technology, Inc. dated October 31, 2006, regarding the appointment of Dr. Donald J. Ciappenelli as the Company’s Chief Executive Officer and Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

By: /s/ Donald Ciappenelli
Name: Donald Ciappenelli
Title: Chief Executive Officer

Dated: November 3, 2006